                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ChiRex Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

ChiRex Inc.
                                                                       [LOGO]
                                                                     ChiRex Inc.


                         NOTICE OF 1999 ANNUAL MEETING

                                      AND

                                PROXY STATEMENT



                                                                  April 21, 1999

                                  ChiRex Inc.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held April 21, 1999

To our Stockholders:

   The Annual Meeting of Stockholders of ChiRex Inc., a Delaware corporation ("ChiRex"), will be held on April 21, 1999, at 5:00 P.M., Eastern Standard Time, at Ritz-Carlton, Amelia Island, Florida, following the Fourth Biannual Symposium on Process Chemistry sponsored by ChiRex and at any adjournment thereof, for the purpose of acting upon the following matters as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

  (1)  the election of one Class III director;

  (2) the ratification of the appointment of Arthur Andersen LLP as independent auditors for fiscal year 1999; and

  (3) the approval of the amendment to the Amended and Restated 1995 Director Stock Option Plan.

   Only stockholders of record at the close of business on March 12, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof.

   Your vote is important. To support your Board, please mark, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. Your proxy may be revoked by delivering written notice of revocation to the Secretary Elect of ChiRex prior to the time voting is declared closed or by attending the Annual Meeting and voting your shares in person.

                                          By Order of the Board of Directors,

                                          JON E. TROPSA
                                          Secretary Elect

Stamford, Connecticut
March 19, 1999

                                  ChiRex Inc.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 21, 1999

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ChiRex Inc. ("ChiRex" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on April 21, 1999, at 5:00 P.M., Eastern Standard Time, at Ritz-Carlton, Amelia Island, Florida, following the Fourth Biannual Symposium on Process Chemistry sponsored by ChiRex and at any adjournment thereof, for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying proxy card are first being sent to stockholders on or about March 19, 1999.

   Only holders of Common Stock of ChiRex, par value $.01 per share ("Common Stock"), at the close of business on March 12, 1999 will be entitled to vote at the Annual Meeting. At that date there were 11,899,727 shares of Common Stock outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by him or her on the record date. The presence in person or by proxy of stockholders holding a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Common Stock that are present for purposes of determining the presence of a quorum.

   ChiRex's address is 300 Atlantic Street, Suite 402, Stamford, Connecticut 06901.

                          ITEM I. ELECTION OF DIRECTOR

   At the 1999 Annual Meeting, one Class III director is to be elected to hold office until the 2002 Annual Meeting, or until his or her successor has been duly elected and qualified. The Board of Directors proposes for election Eric
N. Jacobsen, who is now a director of the Company.

   The Board of Directors currently consists of 4 directors, divided into three classes. On July 7, 1998, Alan R. Clark resigned as the Chief Executive Officer and from the Board of Directors. On September 1, 1998, Elizabeth M. Greetham resigned from the Board of Directors.

   Stockholders voting at the Annual Meeting may not vote for more than the number of nominees listed in this Proxy Statement. The nominee receiving the votes of a plurality of the shares of Common Stock present, either in person or by proxy, and voting at the Annual Meeting shall be elected a director. The persons named in the enclosed proxy card (Michael A. Griffith and Jon E. Tropsa) have advised that unless otherwise instructed in any form of proxy, they intend to vote FOR the election of the nominee. They also have advised that in the event the nominee shall not be available for election, they will vote for the election of such substitute nominee, if any, as the Board of Directors may propose. However, the Board of Directors has no reason to believe that the nominee will not be available for election as director.

                         NOMINEE FOR CLASS III DIRECTOR
                            (Term expiring in 2002)

ERIC N. JACOBSEN

   Professor Eric N. Jacobsen, Ph.D., 39, is a Professor in the Department of Chemistry and Chemical Biology at Harvard University. He is a member of the ChiRex Inc. Scientific Advisory Board and, as of October 1, 1998, serves as the Scientific Director of the ChiRex Technology Center on a consultancy basis. He also currently serves as consultant to Merck & Co., Inc. and Versicor, Inc., where he is co-founder and Chairman of the Scientific Advisory Board. Prior to joining the faculty at Harvard, Professor Jacobsen served from 1988 to 1993 at the University of Illinois at Urbana-Champaign, most recently as Associate Professor. He received his B.S. in Chemistry from New York University, his Ph.D. from the University of California, Berkeley, and has served as a National Institute of Health Postdoctoral Fellow at the Massachusetts Institute of Technology.

                          CONTINUING CLASS I DIRECTORS
                            (Term expiring in 2000)

MICHAEL A. GRIFFITH

   Mr. Griffith, 40, has served as Chairman of the Board and Chief Executive Officer of the Company since September 1, 1998. He has served as co-CEO from July 7, 1998, as Chief Financial Officer from April 10, 1996 and as Secretary from September 5, 1996, to September 1, 1998, and has been a member of the Board of Directors since October 17, 1996. From June 1994 until April 1996, Mr. Griffith was a Director at Credit Suisse First Boston and prior to that was a Vice President at BT Securities Corporation, a subsidiary of Bankers Trust Company. Mr. Griffith holds a Master of Management in finance, marketing and international economics from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Business Administration from the University of Kansas.

W. DIETER ZANDER

   Mr. Zander, 83, was educated in Germany and Switzerland and founded Henley & Co., Inc., a chemical pharmaceutical company with offices in the United States and Canada. In 1980, Henley & Co., Inc. was sold to Boehringer Ingelheim GmbH. Mr. Zander later joined Arnhold and S. Bleichroeder, Inc., a privately owned investment bank, where he is currently a Managing Director in the International Corporate Finance Department.

                          CONTINUING CLASS II DIRECTOR
                            (Term expiring in 2001)

DIRK DETERT, PH.D.

    Dr. Detert, 58, has 27 years of experience in the pharmaceutical industry. Dr. Detert was formerly the General Manager of Wellcome GmbH with responsibility for Central Europe and Germany, as a Managing Director. He is a former Member of the Board of the German Pharmaceutical Association and the German Chemical Association. Dr. Detert holds a Ph.D. in Chemistry from the University of Alberta, Edmonton, Canada and a Bachelor of Science in chemistry from the University of Kiel.

   Except as otherwise indicated, the nominees and continuing directors have held the principal occupations described above during the past five years.

Committees of the Board of Directors

   The standing committees of the Board of Directors are the Audit Committee and Compensation Committee. During 1998, 12 meetings of the Board of Directors were held. The Audit Committee met once and the Compensation Committee met twice during 1998. Each director attended at least 75% of the total meetings of the Board of Directors and the committees on which they served.

   The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. Current members of the Audit Committee are Mr. Zander and Dr. Detert.

   The Compensation Committee makes recommendations concerning salaries and compensation for employees of and consultants to the Company, and administers and grants stock options and awards pursuant to the Company's equity incentive plans. Current members of the Compensation Committee are Mr. Zander and Professor Jacobsen.

Compensation of Directors

   The Company pays to its non-employee directors a $10,000 annual fee payable at the Annual Meeting of Shareholders plus $1,500 per meeting of the Board attended per day and reimburses directors for their out-of-pocket expenses incurred in attending meetings. Directors who are members of any committee of the Board also receive $1,000 per committee meeting attended. In addition, each non-employee director participates in the Company's Amended and Restated 1995 Director Stock Option Plan, as described below.

   The Amended and Restated 1995 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors in February 1997 and approved by the stockholders of the Company at the 1997 Annual Meeting. Under the terms of the Director Plan, members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of Common Stock. A total of 100,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan. Each eligible member of the Board of Directors will be granted an option to purchase 3,000 shares of Common Stock on the date of his or her initial election to the Board of Directors (an "Initial Option"). Subject to the stockholders' approval of the amendment to the Director Plan as described in Item III of this Proxy Statement, each eligible member of the Board of Directors then in office will receive an additional option (an "Annual Option") to purchase a specified number of shares to be determined by the Board of Directors upon the close of business on the date of each meeting of the stockholders. Each Initial Option will become exercisable on a cumulative basis as to one-fifth of the shares subject to the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant of such option. Each Annual Option will become exercisable in full immediately prior to the annual meeting of the stockholders next following the date of grant. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant. Except in cases of death or disability, options granted under the Director Plan must be exercised within 90 days after the date he or she ceases to be a member of the Board of Directors of the Company. In addition, the options are personal and no rights granted under the Director Plan may be transferred, assigned, pledged or hypothecated in any way, except by will or by the laws of descent and distribution. No option is exercisable after the expiration of seven years from the date of grant.

   On February 9, 1999, the Board of Directors adopted an amendment to the Amended and Restated 1995 Director Stock Option Plan which will be submitted for stockholder approval at the Annual Meeting. See "Item III. Approval of Amendment to Amended and Restated Director Stock Option Plan."

Certain Transactions

   Professor Jacobsen, a director of the Company and a member of the Company's Scientific Advisory Board, entered into a new consulting agreement dated October 1, 1998, with the Company and its wholly owned subsidiary, ChiRex Technology Center, Inc. Such consulting agreement supersedes the earlier agreement dated July 19, 1996. Pursuant to the new consulting agreement, Dr. Jacobsen received options to purchase 100,000 shares at $11.25. In 1998, the Company paid professor Jacobsen $77,500 for consulting services rendered pursuant to his consulting agreements.

   Pursuant to the consulting agreements dated as of April 18, 1998, the Company paid $100,000 to each of Elizabeth M. Greetham and W. Dieter Zander, a former member and a present member, respectively, of the Board of the Directors of the Company, for services rendered with respect to certain business opportunities.

   In connection with Alan R. Clark's resignation as Chairman and Chief Executive Officer of the Company on July 3, 1998, the Company agreed to pay Mr. Clark (Pounds)331,250 ($549,875, assuming an exchange rate of $1.66 per (Pounds)1.00) and other compensation representing all amounts owed to Mr. Clark under the compromise agreement entered into in connection with his resignation. See "Executive Employment and Other Amounts--Settlement Agreements and Consulting Agreement."

   In connection with John Graham Thorpe's resignation as Vice President, Commercial Development, of the Company on June 30, 1998, the Company paid Mr. Thorpe (Pounds)70,000 ($116,200) for and other compensation representing all amounts owed to Mr. Thorpe under a compromise agreement entered into in connection with his resignation. See "Executive Employment and Other Amounts-- Settlement Agreements and Consulting Agreement."

   In connection with John E. Weir's resignation as Vice President, Finance, and Treasurer of the Company on July 9, 1998, the Company agreed to pay Mr. Weir (Pounds)30,000 ($49,800) and other compensation representing all amounts owed to Mr. Weir under the compromise agreement and the consulting agreement entered into in connection with his resignation. See "Executive Employment and Other Amounts--Settlement Agreements and Consulting Agreement."

Executive Officers

   The following table sets forth certain information, as of December 31, 1998, with respect to the executive officers of the Company:

          Name            Age Position
          ----            --- --------
Michael A. Griffith(a)..   40 Chief Executive Officer and Director
Ian D. Shott............   41 Chief Operating Officer
Frank J. Wright.........   51 Executive Vice President, Corporate Development
Jon E. Tropsa...........   43 Vice President, Finance
Roger B. Pettman,
 Ph.D...................   43 Vice President, General Manager ChiRex Technology Center
David F. Raynor.........   54 Vice President, Dudley Operations
Ian M. Brown............   42 Vice President, Annan Operations

--------
(a) See "Item I. Election of Director--Continuing Class I Director."

   Ian D. Shott became the Chief Operating Officer of the Company on September 1, 1998. From 1993 until joining the Company, Mr. Shott served as an executive at Lonza Fine Chemicals, a Swiss-based contract manufacturing firm. At Lonza, he held the positions of General Manager, Exclusive Fine Chemicals, and Head of International Supply Chain Management. Previously, he served at ICI and then Zeneca Fine Chemicals for 15 years, culminating in the position of Business General Manager. Mr. Shott holds a B.Sc. in Chemical Engineering from the Imperial College in London.

   Frank J. Wright became the Executive Vice President, Corporate Development, of the Company on December 17, 1998. Mr. Wright joined the Company as Vice President, Annan Operations, in November 1997, following the acquisition of Glaxo Wellcome's Annan facility by the Company. During the previous 16 years, Mr. Wright served in senior positions at Glaxo Wellcome in outsourcing and procurement, manufacturing strategy and corporate development. He trained as a mechanical engineer and studied strategic business and management development at Liverpool University and London Business School.

   Jon E. Tropsa became Vice President, Finance, of the Company on September 1, 1998. He served as Corporate Controller of the Company from September 1997 to July 1998 and as Vice President, Controller and Treasurer from July 1998 to September 1998. From April 1997 through September 1997, Mr. Tropsa was Corporate Controller for Dynacast Inc., in Yorktown Heights, New York and from March 1990 through March 1997 Mr. Tropsa was Corporate Controller of Hargro Associates of Stamford, Connecticut. Mr. Tropsa holds a B.S. in accounting from Babson College and is a Certified Public Accountant.

   Roger B. Pettman, Ph.D., became Vice President, General Manager ChiRex Technology Center, on September 1, 1998. Prior to this date, he served as Vice President, Sales and Marketing, from March 1996. From 1992 until the March 1996, Dr. Pettman was Vice President, Sales and Marketing of SepraChem Inc. He was United States Business Development Manager for Shell Fine Chemical Co. from 1990 to 1992. He holds a B.Sc. degree and Ph.D. in chemistry from Sheffield University and completed two years postdoctoral study at Stanford University.

   David F. Raynor has served as Vice President, Dudley Operations, of the Company since March 6, 1996. From 1991 until March 1996, he was Operations Director of Sterling Organics Limited and was a member of the MBO Team. Mr. Raynor held several senior positions with Sterling Organics Limited since 1975. He holds a degree in chemistry, is a fellow of the Royal Society of Chemistry and obtained a general management qualification from Henley Business School.

   Ian M. Brown became Vice President, Annan Operations, of the Company on September 1, 1998. Mr. Brown joined the Company in November 1997, following the acquisition of Glaxo Wellcome's Annan facility by the Company. During the previous ten years, Mr. Brown served in various senior positions at Annan in manufacturing. Mr. Brown holds a B.Sc. degree in chemistry from Heriot-Watt University, Edinburgh, is a Member of the Royal Society of Chemistry and has a general management qualification from Henley Business School.

Stock Ownership of Certain Persons

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1998 (unless otherwise indicated by footnote) by (i) each person or entity known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the Directors,
(iii) each of the executive officers named under "Executive Compensation" and
(iv) all Directors and executive officers as a group.

                                                                Common Stock
                                                                Beneficially
                                                                    Owned
                                                               ---------------
      Name                                                     Number  Percent
      ----                                                     ------- -------
      American Express Company(1)............................. 900,000   7.6%
       American Express Tower
       200 Vesey Street
       New York, NY 10285
      Warburg Pincus Asset Management, Inc.(2)................ 846,800   7.2%
       466 Lexington Avenue
       New York, NY 10017
      Ardsley Partners (3).................................... 845,000   7.1%
       646 Steamboat Road
       Greenwich, CT 06830
      Michael A. Griffith(4).................................. 118,000   1.0%
      Dirk Detert(4)..........................................   4,200     *
      Eric N. Jacobsen(4).....................................   8,117     *
      W. Dieter Zander(4).....................................   5,635     *
      Ian D. Shott............................................       0     *
      Frank J. Wright(4)......................................  18,000     *
      Jon E. Tropsa(4)........................................  12,000     *
      Roger B. Pettman(5)..................................... 123,857   1.0%
      David F. Raynor(6)......................................  69,956     *
      Ian M. Brown............................................       0     *
      Directors and executive officers as a group (ten
       persons)(7)............................................ 359,765   3.0%

--------
   * Less than one percent

(1) As reported on Schedule 13G filed with the Securities and Exchange Commission ("SEC") for the year ended December 31, 1998. American Express Company is the parent holding company of American Express Financial Corporation, a registered Investment Adviser under Section 203 of the Investment Advisers Act of 1940, and IDS Discovery Fund, Inc., a registered Investment Company under Section 8 of the Investment Company Act of 1940. According to the Schedule 13G, American Express Company has shared dispositive power for 900,000 shares; American Express Financial Corporation has shared dispositive power for 900,000 shares; and IDS Discovery Fund, Inc. has sole voting power for 900,000 shares and shared dispositive power over 900,000 shares.
(2) As reported on Schedule 13G filed with the SEC for the year ended December 31, 1998. According to the Schedule 13G, Warburg Pincus has sole voting power for 546,500 shares, shared voting power for 257,200 shares and sole dispositive power for 846,800 shares.
(3) As reported on Schedule 13G filed with the SEC for the year ended December 31, 1998. According to the Schedule 13G, Ardsley Partners has shared voting and dispositive power for 845,000 shares and Mr. Philip J. Hempleman has shared voting power and dispositive power for 845,000 shares.
(4) Represents shares subject to vested options.
(5) Includes 98,857 shares subject to vested options.
(6) Includes 12,000 shares subject to vested options.
(7) Includes an aggregate of 276,809 shares subject to vested options.

Executive Compensation

   The following table sets forth the compensation for the years ended December 31, 1996, 1997 and 1998 for the Company's Chief Executive Officer, its former Chief Executive Officer and each of its four other executive officers whose annual salary and bonus for the fiscal years ended December 31, 1996, 1997 and 1998 exceeded $100,000 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                           Summary Compensation Table

                                    Annual        Long-Term
                               Compensation (1)  Compensation
                              ------------------    Awards
   Name and Principal                             Securities      All Other
        Position         Year Salary($) Bonus($)  Underlying   Compensation ($)
   ------------------    ---- --------- -------- ------------  ----------------
Michael A. Griffith
 (2).................... 1998  266,667  150,000    175,000                (3)
 Chairman and Chief
  Executive Officer      1997  180,000        0    125,000
                         1996  109,485   69,009    125,000
Ian D. Shott (4)........ 1998   77,937   49,800    100,000          38,894(4)
 Chief Operating Officer
Frank J. Wright (5)..... 1998  133,087   20,000     60,000                (6)
 Executive Vice
  President, Corporate
  Development
Jon E. Tropsa (7)....... 1998  118,750   25,000     90,000                (3)
 Vice President, Finance
Roger B. Pettman........ 1998  150,000   20,000     25,000                (3)
 Vice President, General
  Manager ChiRex
  Technology Center      1997  150,000        0     25,000
                         1996  139,816   51,049    102,857(8)      325,000(9)
David F. Raynor......... 1998  142,760   23,127          0                (6)
Vice President,
 Operations              1997  135,300        0     60,000
                         1996  110,498   48,545                     20,253(10)
Alan R. Clark (11)...... 1998  111,386        0          0         601,667(6)
 Former Chairman and
  Chief Executive
  Officer                1997  206,250        0    150,000
                         1996  149,193   73,151          0          84,240(10)

--------
(1) Compensation for Messrs. Clark and Raynor was paid in Great Britain pounds sterling and amounts shown were translated from Great Britain pounds sterling into U.S. Dollars at the rate of $1.66 per (Pounds)1.00 for 1998, $1.65 per (Pounds)1.00 for 1997 and $1.56 per (Pounds)1.00 for 1996. For
    the period from January 1, 1996 until March 11, 1996, compensation for Dr. Pettman was paid by SepraChem Inc., and compensation for Messrs. Clark and Raynor was paid by Sterling Organics Limited. Amounts paid by SepraChem Inc. to Dr. Pettman for the period from January 1, 1996 until March 11, 1996 were $66,000 (including a $37,000 bonus). Amounts paid by Sterling Organics Limited to Messrs. Clark and Raynor for the period from January 1, 1996 until March 11, 1996, were $68,553 (including a $32,208 bonus) and $52,546 (including a $23,550 bonus), respectively.
(2) Mr. Griffith was elected Chief Executive Officer and Chairman of the Board of the Company as of September 1, 1998. Accordingly, his compensation for 1998 includes compensation as Chief Executive Officer and Chairman of the Board only from the effective date. Pursuant to his employment agreement, Mr. Griffith's current annual compensation as Chief Executive Officer and Chairman is $300,000 plus a guaranteed annual minimum bonus of $150,000.
(3) Mr. Griffith, Mr. Tropsa and Dr. Pettman participate in a Company sponsored 401(k) program. The incremental cost of such perquisite in 1998 was not in excess of the lesser of (a) $50,000 and (b) 10% of the amounts reported as Salary and Bonus for 1998 in the Summary Compensation Table.
(4) Mr. Shott was elected Chief Operating Officer as of September 1, 1998. Accordingly, his compensation for 1998 reflects compensation from September 1, 1998 to December 31, 1998. Pursuant to his employment agreement, Mr. Shott's current annual compensation as Chief Operating Officer is (Pounds)150,000 ($249,000). All other compensation of $38,894 for Mr. Shott in 1998 represents compensation for relocation related expenses.

(5) Mr. Wright was elected Executive Vice President, Corporate Development, as of September 1, 1998. Accordingly, his compensation for 1998 includes compensation as Executive Vice President, Corporate Development, only from the effective date. Pursuant to his employment agreement, Mr. Wright's current annual compensation as Executive Vice President, Corporate Development, is $160,000.
(6) The Company provided certain U.K. executives use of a Company leased automobile and gas and maintenance allowances. The incremental cost of such perquisites in 1998 was not in excess of the lesser of (a) $50,000 and (b) 10% of the amounts reported as Salary and Bonus for 1998 in the Summary Compensation Table. The Company discontinued the U.K. car policy on March 1, 1999.
(7) Mr. Tropsa was elected Vice President, Finance, as of September 1, 1998. Accordingly, his compensation for 1998 includes compensation as Vice President, Finance, only from the effective date. Pursuant to his employment agreement, Mr. Tropsa's current annual compensation as Vice President, Finance, is $125,000.
(8) Represents options to purchase 87,857 shares of common stock which were granted in exchange for options to purchase common stock of SepraChem Inc. in connection with the merger of a wholly owned subsidiary of the Company with and into SepraChem Inc. and options to purchase 15,000 shares of common stock granted under the 1995 Stock Incentive Plan.
(9) Represents the fair market value at the time of grant of 25,000 shares of common stock of the Company granted in exchange for 56,911 shares of common stock of SepraChem Inc. which were transferred to Dr. Pettman prior to the merger of a wholly owned subsidiary of the Company with and into SepraChem Inc.
(10) Other compensation for Messrs. Clark and Raynor in 1996 represents payments made pursuant to a management retention program entered into in connection with the management buy-out on August 10, 1995.
(11) Mr. Clark resigned as Chairman of the Board and Chief Executive Officer of the Company on July 7, 1998. Accordingly, his compensation for 1998 reflects compensation for the period from January 1, 1998 to July 7, 1998. All other compensation of $601,667 for Mr. Clark in 1998 represents compensation for all amounts owed to him under the compromise agreement entered into in connection with his resignation, and automobile, gas and maintenance allowances.

 Stock Option Grants

   The following table sets forth certain information concerning stock options granted in fiscal year 1998 to the Named Executive Officers.

                       Option Grants in Last Fiscal Year

                                                                Individual Grants
                         ------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable
                                                                                                      Value at Assumed
                                                                                                       Annual Rates of
                         Number of    Percent of                                                         Stock Price
                         Securities Total Options          Exercise                                   Appreciation for
                         Underlying   Granted to            or Base                                    Option Term(1)
                          Options     Employees              Price                 Expiration       ---------------------
Name                     Granted(#) in Fiscal Year          ($/Sh)                    Date            5%($)     10%($)
----                     ---------- -------------- ------------------------- ---------------------- --------- -----------
Michael A. Griffith
 (2)....................  175,000        23.6%         $14.19 and $11.50        6/15 and 9/24/05      846,642   1,973,035
Ian D. Shott (3)........  100,000        13.5%         $16.25 and $11.50        9/01 and 9/24/05      609,378   1,420,111
Frank J. Wright (4).....   60,000         8.1%     $15.00, $14.19 and $11.50 2/12, 6/15 and 9/24/05   322,500     751,562
Jon E. Tropsa (5).......   90,000        12.1%     $15.00, $14.19 and $11.50 2/12, 6/15 and 9/24/05   462,950   1,078,869
Roger B. Pettman........   25,000         3.4%              $11.50                  9/24/05           117,041     272,756
David F. Raynor.........        0           0%
Alan R. Clark...........        0           0%

--------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.
(2) Mr. Griffith received two option grants in 1998. The first was granted on June 15, 1998 for 25,000 shares at an exercise price of $14.19. The second was granted on September 24, 1998 for 150,000 shares at an exercise price of $11.50. The grants have been consolidated for the table above.
(3) Mr. Shott received two option grants in 1998. The first was granted on September 1, 1998 for 75,000 shares at an exercise price of $16.25. The second was granted on September 24, 1998 for 25,000 shares at an exercise price of $11.50. The grants have been consolidated for the table above.
(4) Mr. Wright received three option grants in 1998. The first was granted on February 12 for 10,000 shares at an exercise price of $15.00. The second was granted on June 15, 1998 for 25,000 shares at an exercise price of $14.19. The third was granted on September 24, 1998 for 25,000 shares at an exercise price of $11.50. The grants have been consolidated for the table above.
(5) Mr. Tropsa received three option grants in 1998. The first was granted on February 12, 1998 for 10,000 shares at an exercise price of $15.00. The second was granted on June 15, 1998 for 25,000 shares at an exercise price of $14.19. The third was granted on September 24, 1998 for 55,000 shares at an exercise price of $11.50. The grants have been consolidated for the table above.

 Stock Option Exercises

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                         Number of
                                                   Securities Underlying   Value of Unexercised In-
                                                    Unexercised Options      the-Money Options at
                                                   at Fiscal Year-End(#)      Fiscal Year-End($)
                                                 ------------------------- -------------------------
                           Shares
                         Acquired on    Value
Name                     Exercise(#) Realized($) Exercisable/Unexercisable Exercisable/Unexercisable
----                     ----------- ----------- ------------------------- -------------------------
Michael A. Griffith.....       0           0          118,000/307,000         1,205,250/3,077,563
Frank J. Wright.........       0           0           18,000/82,000            79,835/450,278
Jon E. Tropsa...........       0           0           12,000/88,000            71,875/714,688
Ian D. Shott............       0           0             0/100,000                 0/640,625
Roger B. Pettman........       0           0           98,857/54,000           1,864,040/563,250
David F. Raynor.........       0           0           12,000/48,000            136,500/546,000
Alan R. Clark...........       0           0             70,000/0                  683,750/0

 Retirement Benefits

   Employees of the Company who are domiciled in the U.K. are entitled to participate in the ChiRex Pension Plan (the "Pension Plan"). Messrs. Wright, Shott and Raynor currently participate in the Pension Plan.

   Currently, the Company is required to make a contribution equal to 9% of each participant's annual salary and each participant is required to make a contribution equal to 3% of his or her annual salary. The funding of the Pension Plan has been designed to provide sufficient assets to satisfy the pension liabilities of all participants on a going forward basis. In order to satisfy the past service liabilities of Pension Plan participants who had previously participated in the pension plan maintained by Sanofi Winthrop, assets valued at approximately (Pounds)31 million were transferred from Sanofi Winthrop to the trust maintained for the Pension Plan. The amount of the asset transfer was calculated by the Company's actuary and is sufficient to satisfy the past service liabilities under the Sanofi Winthrop plan that were assumed by the Company (including the senior executive supplemental pension benefits for Mr. Raynor, described below).

   Upon reaching age 65, a vested participant in the Pension Plan is entitled to receive a basic benefit equal to the product of (i) 1/60th, multiplied by
(ii) years of continuous service (up to a maximum of 40 years), multiplied by
(iii) final average basic earnings in excess of the state basic pension. Mr. Raynor is entitled to receive a supplemental pension benefit for senior executives related to their participation in the Sterling Winthrop Senior Executive Pension Plan (the "Executive Pension Plan"), which is equal to the product of (i) 1/30th, multiplied by (ii) years of continuous service (up to a maximum of 20 years), multiplied by (iii) the participant's final average basic earnings in excess of the state basic pension. For purposes of the Pension Plan, final average basic earnings is defined as a participant's highest average 12 months of basic salary in the past 5 years, plus such participant's average additional compensation defined as the average of the highest 3 consecutive years of additional earnings in the past ten years (excluding the value of any stock options).

   Vesting occurs under the Pension Plan after the completion of two years of service. The Pension Plan provides for annual pension increases for participant's pay status equal to the lesser of (i) 5% a year or (ii) the increase in the Retail Price Index. The Pension Plan also provides for early retirement, ill health retirement and death in service benefits.

   The following table provides estimates of annual retirement benefits payable under the Pension Plan:

                               Pension Plan Table

                                           Years of Service
       Final Average        --------------------------------------------------------------
      Compensation(1)         10              20              30            40 or more
      ---------------       -------         -------         -------         ----------
         $ 80,000           $12,900         $25,800         $38,700          $ 51,600
          100,000            16,250          32,500          48,750            65,000
          120,000            19,580          39,160          58,740            78,320
          140,000            22,900          45,800          68,700            91,600
          160,000            26,250          52,500          78,750           105,000
          180,000            29,580          59,160          88,740           118,320

--------
(1) Compensation and annual retirement benefits for all employees covered under the Pension Plan are paid in Great Britain pounds sterling and amounts shown were translated from Great Britain pounds sterling into U.S. Dollars at the rate of $1.66 per (Pounds)1.00.

   Mr. Raynor has been credited with 23 years of service. Under the Executive Pension Plan, the estimated annual retirement benefits of Mr. Raynor are equivalent to the estimated benefits payable under the Pension Plan for employees with 40 or more years of service. The Pension Plan defines "compensation" generally to include all remuneration to an employee for services rendered, including base pay, bonuses and special forms of pay. The definition of "covered compensation" under the Pension Plan, is not substantially different than the amount reflected in the Annual Compensation column of the Summary Compensation Table set forth above.

 Executive Employment Agreements

   The Company is party to employment agreements with each of the Named Executive Officers. Under each agreement, such executive is entitled to receive an annual base salary and, in certain cases, an annual bonus based on the Company's performance. The agreements also entitle the executives to participate in certain retirement benefit programs maintained by the Company. The Company shall have the right to terminate each executive's employment immediately upon the occurrence of certain for "cause" events. Each executive's employment may also be terminated by the Company without cause; provided, however, that the Company pays to the executive a specified percentage of his salary and other compensation and certain expenses in connection with such termination.

 Settlement Agreements and Consulting Agreement

   In connection with Alan R. Clark's resignation as Chairman and Chief Executive Officer of the Company on July 3, 1998, the Company agreed to pay Mr. Clark (Pounds)331,250 ($549,875, assuming an exchange rate of $1.66 per (Pounds)1.00), representing all amounts owed to Mr. Clark under a compromise agreement entered into in connection with his resignation as Chairman and Chief Executive Officer of the Company and certain expenses associated with his resignation. Of this amount, (Pounds)165,625 ($274,948), plus interest, was paid in October 1998. The remaining amount, plus interest, was paid in January 1999. The Company also paid (Pounds)1,200 ($1,992) in lieu of fuel expenses and certain other expenses related to his resignation. In addition, the Company agreed to provide Mr. Clark with welfare benefit coverage for a period of one year and allow early vesting of certain shares. The settlement agreement contains certain restrictive covenants, including provisions relating to noncompetition, nonsolicitations, nondisclosure of proprietary information and nonpublication of disparaging remarks by Mr. Clark and the Company about each other, and provides for release of all claims by Mr. Clark against the Company.

   In connection with J. Graham Thorpe's resignation as Vice President, Commercial Development, of the Company on June 30, 1998, the Company paid Mr. Thorpe (Pounds)70,000 ($116,200) in lieu of 12 months notice, (Pounds)11,197 ($18,587) in lieu of certain benefits, (Pounds)14,500 ($23,070) in compensation for loss of office, (Pounds)10,000 ($16,600) in augmentation to pension, representing all amounts owed to Mr. Thorpe under a compromise agreement entered into in connection with his resignation. The Company also paid certain expenses in connection with his resignation.

   In connection with John E. Weir's resignation as Vice President, Finance, and Treasurer, of the Company on July 9, 1998, the Company agreed to pay (Pounds)33,000 ($54,780), in six equal installments commencing July 1998, in compensation for loss of office, (Pounds)7,560 ($12,550) in augmentation to pension and (Pounds)1,200 ($1,992) in lieu of fuel expenses, representing all amounts owed to Mr. Weir under a compromise agreement and a consulting agreement entered into in connection with his resignation. The Company also gifted to Mr. Weir his company car and paid certain expenses in connection with his resignation.

Compensation Committee Report on Executive Compensation

 Overview And Philosophy

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board of Directors, recommends on an annual basis the compensation to be paid to the Company's Chief Executive Officer and each of the other executive officers of the Company.

   The Committee has adopted the following objectives as guidelines for its compensation decisions:

    . Provide a competitive total compensation package that enables the Company to attract and retain key executives;

    . Integrate all compensation programs with the Company's short term and long term business objectives and strategic goals; and

    . Ensure that compensation is meaningfully related to the value created for stockholders.

 Executive Officer Compensation Program Components

   The Committee reviews the Company's compensation program to ensure that salary levels and incentive opportunities are competitive and reflect the performance of the Company. The Company's compensation program for executive officers consists of base salary, annual incentive compensation and long-term compensation in the form of stock options. In addition, Messrs. Wright, Shott and Raynor are provided pension benefits.

 Base Salary

   Base salary levels for the Company's executive officers are determined, in part, through comparisons with companies in the pharmaceutical outsourcing and pharmaceutical fine chemical industries and other companies with which the Company competes for personnel in both the United Kingdom and United States. In addition, the Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in developing new customer relationships, delivering revenue and earnings growth, furthering the Company's proprietary technology position, creation of stockholder value and achievement of other specific Company milestones. The Committee reviews each executive's salary once a year and may increase each executive's salary at that time based on: (i) the individual's increased contribution to the Company over the prior 12 months; (ii) the individual's increased responsibilities over the prior 12 months; and (iii) any increase in competitive pay levels. Individual contributions are measured with respect to specific individual accomplishments established for each executive.

 Annual Incentive Compensation

   The Company's officers are eligible to receive annual cash and/or stock incentive compensation at the time their base salaries are reviewed based on achieving defined specific goals and objectives during the 12 months prior to review. This compensation is intended to provide a direct financial incentive in the form of an annual cash bonus to executives who achieve (i) earnings per share targets, (ii) corporate objectives and (iii) personal objectives. Bonus awards are set at a level competitive within the U.K. and U.S. pharmaceutical chemical and global contract manufacturing industry as well as among a broader group of service manufacturing and high technology companies of comparable size and complexity. Such companies are not necessarily included in the indices used to compare shareholder returns in the Total Return Performance Graph.

 Stock Option Program

   The stock option program is the Company's long-term incentive plan for executive officers and, to a lesser degree, all other employees. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Stock, the best interest of shareholders and executives will be more closely aligned.

   Generally, stock options are granted once every year with exercise prices equal to the prevailing market value of the Common Stock on the date of grant, have seven year terms and have vesting periods of five years. Awards are made at a level calculated to be competitive within both the industry, and a broader group of service manufacturing and high technology companies of comparable size and complexity.

 CEO Compensation

   In September 1998, the Committee established the terms of Mr. Griffith's employment contract as the Company's Chairman of the Board and Chief Executive Officer. Under the employment agreement, Mr. Griffith is entitled to receive a base salary and annual bonus. The agreement also entitles Mr. Griffith to participate in certain U.S. benefit programs maintained by the Company. The agreement has an initial term expiring on December 31, 2001 and may be automatically extended from year to year thereafter. The agreement may be terminated by the Company at any time. If the termination is without cause, the Company is required to pay Mr. Griffith 250% of his then current base salary in a lump sum payment. The agreement also provides for the payment of salary and bonus, vesting of certain deferred compensation, stock option and similar benefits if a change in control of the Company occurs. In establishing the terms of compensation for Mr. Griffith, the Committee sought to attract and retain a key executive officer while continuing to tie a significant percentage of such compensation to Company performance and stock price appreciation. With respect to Mr. Griffith's base salary, it remains the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors.

   It is the Committee's objective to have an increasing percentage of Mr. Griffith's total compensation each year tied to stock-based compensation, consistent with the interests of shareholders.

 Summary

   After its review of all existing programs, the Committee continues to believe that the Company's compensation program for its executive officers is competitive with the compensation programs provided by other companies with which the Company competes. The committee intends that any amounts to be paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the achievement of Company goals and annual financial and operational results.

   We conclude our report with the acknowledgment that no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

                                          Compensation Committee
                                          W. Dieter Zander
                                          Eric N. Jacobsen

Total Return Performance Graph

   The following graph, and the table which follows, compares the total return of the Common Stock to the total return of the Nasdaq Composite Index and a group of Company peers which consists of Alusuisse-Lonza Holdings AG, DSM Andeno B.V. and Oxford Asymmetry plc. The graph assumes an investment of $100 at the close of business on December 31, 1997 in each of the Common Stock, the Nasdaq Composite Index and the peer group.


                                            December 31, 1997 December 31, 1998
                                            ----------------- -----------------
      ChiRex...............................       $100              $121
      Peer Group...........................       $100              $108
      Nasdaq Composite Index...............       $100              $139

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company believes that during fiscal year 1998 its executive officers and directors have complied with Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder.

                       ITEM II. RATIFICATION OF AUDITORS

   The Board of Directors has, subject to stockholder ratification, appointed Arthur Andersen LLP to audit the accounts of ChiRex and its subsidiaries for fiscal 1999.

   The following resolution concerning the appointment of independent auditors will be offered at the meeting:

   "RESOLVED, that the appointment by the Board of Directors of the Company of Arthur Andersen LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1999 is hereby ratified."

   Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions. Submission of the appointment to stockholders is not required. However, the Board of Directors will reconsider the appointment if it is not approved by the stockholders. The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter vote in favor of the proposal.

               ITEM III. APPROVAL OF AN AMENDMENT TO THE AMENDED
                  AND RESTATED 1995 DIRECTOR STOCK OPTION PLAN

   The Board of Directors has, subject to stockholder approval, adopted an Amendment to the Amended and Restated 1995 Director Stock Option Plan (the "Amendment") attached hereto as Annex A. The Amendment amends the Amended and Restated 1995 Director Stock Option Plan to allow the Board of Directors to determine, at the beginning of the fiscal year of the Company, the number of shares of Common Stock to be granted to the members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company.

   Because Messrs. Zander and Detert and Professor Jacobsen participate in the Amended and Restated 1995 Director Stock Option Plan and may benefit from the proposed Amendment, each has a personal interest in the adoption of this proposal.

   The Amendment became effective on February 9, 1999, the date on which it was adopted by the Board of Directors, but all grants (if any) will be conditional upon the approval of the Amendment by the holders of the Common Stock. If the Amendment is not approved, the current Director Plan will be amended to allow 10,000 shares to be granted annually to the non-employee directors of the Company.

   Tax Effects. There are no Federal tax consequences to the non-employer director upon the grant or receipt of the option. On exercise of the option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the director as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of the option will generally result in a capital gain or loss for the director, but will have no tax consequences for the Company.

   The persons named in the enclosed proxy card (Messrs. Griffith and Tropsa) have advised that they intend to vote to approve the Amendment unless contrary direction is indicated on the proxy card.

   The Board of Directors recommends that the stockholders vote for the ratification of the Amendment.

   The following resolution will be offered at the meeting:

   "RESOLVED, that the Amendment, substantially in the form attached hereto as Annex A, to the Amended and Restated 1995 Director Stock Option Plan is hereby approved."

                            SOLICITATION OF PROXIES

   The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by ChiRex. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, telephone, telegraph and personal interview, and by regularly engaged officers and employees of ChiRex, who will not be additionally compensated therefor. ChiRex has arranged for the services of Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. The fees of CIC, estimated at $4,000 excluding out-of-pocket expenses, will be paid by ChiRex.

                                 MISCELLANEOUS

   The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card (Messrs. Griffith and Tropsa) to vote on such matters in accordance with their judgment.

   Any stockholder who executes a proxy card may revoke it by giving written notice to the Secretary of ChiRex or by giving to the Secretary a duly executed form of proxy bearing a date later than the proxy card being revoked, at any time before such proxy is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy.

   A proxy card which is properly signed, dated and not revoked will be voted in accordance with the instructions contained thereon. If no instructions are given, the persons named on the proxy card solicited by the Board of Directors intend to vote: (i) FOR the election of the nominee for director, (ii) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the 1999 fiscal year and (iii) FOR the approval of the Amendment to the Amended and Restated 1995 Director Stock Option Plan.

   Any stockholder may strike out the names of the proxies designated by the Board of Directors on the proxy card and may write in and substitute the name of any other person and may deliver the revised proxy card to such other person whom the stockholder may wish to designate as proxy for the purpose of representing such stockholder at the meeting.

   Voting Information: Under Delaware General Corporate law and the Company's Amended and Restated By-Laws, the presence of a quorum is required to transact business at the 1998 Annual Meeting of Stockholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Common Stock that are present for purposes of determining the presence of a quorum.

   Each stockholder shall have one vote for each share of Common Stock entitled to vote and a proportionate vote for each fractional share so held, if any.

   Votes cast, in person or by proxy, at the Annual Meeting will be tabulated by representatives of Boston EquiServe, the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The inspectors of election will determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes or ballots; hear and determine all challenges and questions in any way arising in connection with the right to vote; determine when the polls will close; and determine the results of the election.

   Assuming the presence of a quorum, (i) the nominee receiving the votes of a plurality of the shares present, either in person or by proxy, at the Annual Meeting shall be elected a director, (ii) the affirmative vote of a majority of the shares present, either in person or by proxy, and voting at the Annual Meeting is required for ratification of the independent auditors and (iii) the affirmative vote of a majority of the shares present, either in person or by proxy, and voting at the Annual Meeting is required to approve the Amendment.

   Stockholder Proposals: Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by stockholders. Under current SEC rules, to be included in ChiRex's proxy statement and proxy card, any proposal by a stockholder intended to be presented at the 2000 Annual Meeting of Stockholders must be received by ChiRex, subject to certain exceptions, no later than November 20, 1999. Under the Company's Amended and Restated By-Laws, notice of any stockholder proposal intended to be presented at the 2000 Annual Meeting (whether or not included in the Company's proxy statement) must be received by the Secretary of ChiRex, subject to certain exceptions, no later than February 11, 2000, but not earlier than January 22, 2000. Any such notice shall set forth as to each proposal (i) a brief description of the business desired to be brought before the annual meeting and the reasons therefor; (ii) the name and address of the stockholder proposing such business; (iii) the class and number of shares beneficially owned by such stockholder; (iv) any material interest of the stockholder in such business; and (iv) if applicable, a representation that the stockholder intends to solicit proxies in support of such proposal.

   Please fill in, sign and date the enclosed form of proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

Stamford, Connecticut
March 19, 1999

                                  CHIREX INC.

                           Statement of Amendment to
                            the Amended and Restated
                        1995 Director Stock Option Plan

   The second sentence of Section 3(a) is amended effective February 9, 1999, to read as follows:

    "Annual options to purchase a specified number of shares of Common Stock (as determined by the Board each year prior to the annual meeting of stockholders for such year) will be granted upon the close of business on the date of each annual meeting of the stockholders to each eligible Director then in office (the "Annual Option")."

                                                                       1492-AR99

--------------------------------------------------------------------------------
                                  DETACH HERE


                                  CHIREX INC.
                              300 Atlantic Street
                                   Suite 402
                          Stamford, Connecticut 06901

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Michael A. Griffith and Jon E. Tropsa, jointly and severally, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of ChiRex Inc. (the "Company") held of record by the undersigned on March 12, 1999 at the Annual Meeting of Stockholders to be held on April 21, 1999 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.




        CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SEE REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


ChiRex Inc.


                                  DETACH HERE
--------------------------------------------------------------------------------

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE.

1. Election of Director
   Nominee: Eric N. Jacobsen

        FOR     WITHHELD
        [ ]       [ ]

[ ]
   -------------------------------------
   For any nominee except as noted above

2. Ratify the appointment of Arthur Andersen LLP as independent auditors.

        FOR                     AGAINST                 ABSTAIN
        [ ]                       [ ]                     [ ]

3. Approve the amendment to the Amended and Restated 1995 Director Stock Option Plan.

        FOR                     AGAINST                 ABSTAIN
        [ ]                       [ ]                     [ ]

4. In their discretion, the proxies are authorized to vote upon other business that may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

                                                           MARK HERE FOR ADDRESS
                                                     CHANGE AND NOTE AT LEFT [ ]

Please be sure to sign and date this Proxy.   Date
                                                   -----



--------------------------------------------------
Shareholder sign here           Co-owner sign here

DETACH CARD

DETACH CARD

PLEASE VOTE, SIGN, DATE, DETACH AND RETURN THE ABOVE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.